INCENTRA
                                ---------------
                                SOLUTIONS, INC.
                   1140 PEARL STREET, BOULDER, COLORADO 80302




NEWS RELEASE FOR NOVEMBER 14, 2006

CONTACTS FOR INCENTRA SOLUTIONS:
   Allen & Caron Inc.                            Incentra Solutions, Inc.
   Jill Bertotti (investors)                     Paul McKnight
   jill@allencaron.com                           Chief Financial Officer
   Len Hall (financial media)                    pmcknight@incentrasolutions.com
   len@allencaron.com                            (303) 449-8279
   (949) 474-4300


        INCENTRA SOLUTIONS REPORTS 2006 THIRD QUARTER, NINE-MONTH RESULTS

               YEAR OVER YEAR SERVICES REVENUES GROW 27% AND 23%;
                         TOTAL REVENUES UP MORE THAN 55%

         BOULDER, CO, NOVEMBER 14, 2006 - Incentra Solutions, Inc. (OTCBB:
ICNS), a provider of complete IT and storage management solutions to enterprises and managed service providers in North America and Europe, today announced results for its third quarter and nine months ended September 30, 2006.

         Total revenues from continuing operations in the 2006 third quarter and first nine months increased year over year 56 percent and 57 percent, respectively, as services revenue grew by 27 percent and 23 percent. Total revenues for this year's third quarter increased to $16.1 million, from $10.3 million in the 2005 third quarter, and total revenues from continuing operations for this year's first nine months increased to $42.5 million, up from $27.0 million in the comparable prior year period. Results from continuing operations for all periods exclude the operating results of the Company's former Front Porch Digital Broadcast and Media business, which was sold in August.

         During the quarter the Company achieved a significant milestone with the successful sale of the Front Porch Digital business in an all-cash transaction valued at $38 million. The Company recognized a gain of $15.6 million, net of tax, on the sale in this year's third quarter. Excluded from this gain is $5 million of the sale price, which will be recognized in the future as it is earned. This transaction enabled the Company to make significant improvements on its balance sheet, including the repayment of most of its secured indebtedness. Incentra is now completely focused on the continued development and expansion of its enterprise IT and storage business.

         In support of that expansion, the Company acquired Portland, OR-based Tactix, Inc., a leading solutions provider in the northwest during the quarter. Tactix revenues for 2005 were approximately $12 million. The addition of Tactix, combined with the existing northwest presence, positions Incentra as a dominant solutions provider in that region. In addition, Incentra expanded its mid-west presence with an office in Detroit whose principal customer is a large automotive company in the area.

         Chairman and CEO Thomas P. Sweeney said that in addition to substantial increases in third-party product sales, the Company continued to generate increased service revenues by selling managed services, professional services, First Call and Enhanced First Call maintenance offerings. "Our strategy is to build a North American and European sales organization with an established and growing base of enterprise customers that will, first, provide a channel for the distribution of third party IT products, but second and perhaps more importantly, generate sales for our higher margin service offerings," Sweeney said. "Based upon our third quarter results and expectations for the fourth quarter, we are on track with our previously disclosed guidance of revenue between $35 million and $40 million for the second half of 2006. I believe our year-over-year growth in 2006 clearly demonstrates that our approach is proving to be successful."

         Net income applicable to common shareholders for the 2006 third quarter was $8.1 million, or $0.60 per basic and diluted share, and the net loss for the nine months ended September 30, 2006 was $1.0 million, or a loss of $0.07 per basic and diluted share. Net income applicable to common shareholders for the third quarter and nine months ended September 30, 2006 included the $15.6 million gain on the sale of Front Porch Digital.

         The Company reported an EBITDA(1) loss, as adjusted, for the third quarter and first nine months ended September 30, 2006, of approximately $3.1 million and $6.5 million respectively. The loss in the third quarter and nine months ended September 30, 2006 included significantly higher non-cash stock based compensation expense from the adoption of SFAS 123R, increased sales and marketing expenses, a reserve against a non-trade receivable and higher professional fees related to audit and legal activities.


--------------------------------------------------------------------------------
1. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance and is a widely used measure of operating performance in practice. In addition, the Company believes the use of EBITDA provides useful information to the investor because EBITDA excludes significant non-cash interest and amortization charges related to past financings by the Company that, when excluded, the Company believes produces more meaningful operating information. EBITDA also excludes depreciation and amortization expenses, which are significant when compared to such levels prior to the acquisition of MSI. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that are calculated in accordance with GAAP, and this measure may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure net loss before deemed dividends and accretion on preferred stock is set forth below.

                                                        -----------------------------    --------------------------------
                                                             THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                        -----------------------------    --------------------------------
                                                           9/30/2006      9/30/2005          9/30/2006        9/30/2005
EBITDA RECONCILIATION                                      ---------      ---------          ---------        ---------
(all amounts in 000's)
Loss from continuing operations before deemed
dividends and accretion on preferred stock                   ($6,791)       ($2,334)          ($14,976)         ($6,370)

Depreciation and amortization                                     724            605              1,772            2,003
Non-cash Interest                                                 224            198              1,125              384
Cash Interest                                                     457            407              1,225            1,366
                                                        -----------------------------    --------------------------------

EBITDA FROM CONTINUING OPERATIONS                            ($5,386)       ($1,124)          ($10,854)         ($2,617)
                                                        =============================    ================================
Loss on early extinguishment of debt                            1,724              0              2,957                0
Referral Fees                                                                                                         72
Stock-based Compensation                                          523            103              1,359              315
                                                        -----------------------------    --------------------------------

EBITDA, AS ADJUSTED                                          ($3,139)       ($1,021)           ($6,539)         ($2,230)
                                                        =============================    ================================

CONFERENCE CALL INFORMATION

As previously announced, management will host a conference call to be broadcast live on the Internet at 11:30 a.m. (Eastern time) on Wednesday, November 15, 2006. The dial-in number for the call from locations in North America is 1-888-694-4702, and for callers outside North America, the dial-in number for the call is 1-973-582-2741. You may also access the live webcast on the Company/Investors section of the Company's website, www.incentrasolutions.com, under "Conference Call and Webcasts." Additionally, an archive of the conference call will be available on this site.

ABOUT INCENTRA SOLUTIONS, INC.

Incentra Solutions, Inc. (www.incentrasolutions.com) (OTCBB:ICNS) is a provider of complete IT & storage management solutions to enterprises and managed service providers in North America and Europe. Incentra's complete solution includes managed services, professional services, hardware and software products with the Company's First Call and Enhanced First Call support services, IT outsourcing solutions and financing options.

INCENTRA SOLUTIONS FORWARD LOOKING STATEMENTS

CERTAIN INFORMATION DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON REASONABLE ASSUMPTIONS AT THE TIME MADE, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO UNPREDICTABLE AND UNANTICIPATED RISKS, TRENDS AND UNCERTAINTIES SUCH AS THE COMPANY'S INABILITY TO ACCURATELY FORECAST ITS OPERATING RESULTS; THE COMPANY'S POTENTIAL INABILITY TO ACHIEVE PROFITABILITY OR GENERATE POSITIVE CASH FLOW; THE AVAILABILITY OF FINANCING; AND OTHER RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE SHOULD BE MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL REPORTS ON FORM 10-KSB, QUARTERLY REPORTS ON FORM 10-QSB AND CURRENT REPORTS ON FORM 8-K. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR SUPPLEMENT FORWARD-LOOKING STATEMENTS THAT BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS.

                                  TABLE FOLLOWS

                            INCENTRA SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                          ----------------------------------------    -----------------------------------------
                                                    THREE MONTHS ENDED                            NINE MONTHS ENDED
                                          ----------------------------------------    -----------------------------------------
                                          SEPTEMBER 30, 2006    SEPTEMBER 30, 2005    SEPTEMBER 30, 2006     SEPTEMBER 30, 2005
                                          ------------------    ------------------    ------------------     ------------------
all amounts in (000's)
Revenues                                     $  16,088              $  10,305              $  42,549              $  27,027
                                             ---------              ---------              ---------              ---------


Cost of Revenue                                 12,796                  8,175                 34,090                 21,270
                                             ---------              ---------              ---------              ---------
Gross Margin                                     3,292                  2,130                  8,459                  5,757
                                             ---------              ---------              ---------              ---------

Total Operating Expenses                         7,744                  3,854                 18,246                 10,693
                                             ---------              ---------              ---------              ---------
Operating Loss from Continuing
   Operations                                   (4,452)                (1,724)                (9,787)                (4,936)
                                             ---------              ---------              ---------              ---------

Net Loss From Continuing Operations             (6,791)                (2,334)               (14,976)                (6,370)
                                             ---------              ---------              ---------              ---------

Income (loss) from discontinued
   operations                                   15,576                   (877)                15,975                 (1,545)
                                             ---------              ---------              ---------              ---------

Net Income (Loss)                                8,785                 (3,210)                   999                 (7,915)
                                             ---------              ---------              ---------              ---------

Net Income (Loss) Applicable to Common
   Stockholders                              $   8,130              $  (3,864)             $    (964)             $  (9,878)
                                             =========              =========              =========              =========


Basic and diluted net loss per share
   applicable to common shareholders:
Loss From Continuing Operations              $   (0.54)             $   (0.23)             $   (1.23)             $   (0.68)
Income (Loss) From Discontinued
   Operations                                     1.14                  (0.07)                  1.16                  (0.12)
                                             ---------              ---------              ---------              ---------
Net Loss Per Share--Basic and Diluted        $    0.60              $   (0.30)             $   (0.07)             $   (0.80)
                                             =========              =========              =========              =========


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